UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2010 (April 26, 2010)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West, Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□           Written communications pursuant to Rule 425 under the Securities Act
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 7:  Regulation FD

Item 7.01.  Regulation FD Disclosure

U.S. Energy Corp. published a press release dated April 26, 2010 announcing the results from two recently drilled prospects with partner PetroQuest Energy, L.L.C, both located in the Gulf Coast region, results from an initial test well in southern Louisiana with Yuma Exploration and Production Company, an expansion of its drilling programs with PetroQuest and Houston Energy, L.P. and an update on its Williston Basin drilling program.

Section 9:  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1.  Press Release dated April 26, 2010.

Safe Harbor Statement

Information provided in the exhibits hereto may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally relate to the Company's plans, objectives and expectations for future operations, including budget, production rates and drilling plans in 2010, and are based upon management's current estimates and projections of future results or trends.  Actual future results may differ materially from those projected as a result of certain risks and uncertainties, as discussed in the exhibits and in the "Risk Factors" disclosures in the Company's Form 10-K filed with the Securities and Exchange Commission on March 12, 2010.

The forward-looking statements referenced above are made only as of the date of the exhibits.  We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: April 27, 2010	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO